Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-211029) and Form S-8 (Nos. 033-54411, 033-58921, 033-63979, 333-38707, 333-38709, 333-107370, 333-107371, 333-107372, 333-109814, 333-124495, 333-143897, 333-152508, 333-166832, 333-166836, 333-166837, 333-181221, 333-197631,333-217534 and 333-226484) of Avery Dennison Corporation of our report dated February 27, 2019 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in the 2018 Annual Report to Shareholders, which is incorporated by reference in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California
February 27, 2019